UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2005 (September 20, 2005)
THE FASHION HOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-07075-LA	33-1079781

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 San Vicente Blvd., #330, Los Angeles, California	90048-5499

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 939-3031

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(b)	Effective as of September 20, 2005, our board of directors appointed Stonefield Josephson, Inc. as our independent public accountants for the current fiscal year. During our two most recent fiscal years ended March 31, 2004 and March 31, 2005, and the subsequent interim period through August 31, 2005, we did not consult with Stonefield Josephson regarding any of the matters or events as set forth in Item 304(a)(2) of Regulation S-B.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	Effective as of September 20, 2005, our board of directors elected Alan F. Broidy to our board of directors to fill the vacancy created by the resignation of Mr. Watson.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(b)	Effective as of September 20, 2005, our board of directors approved a change our fiscal year end from March 31 to December 31. The report covering the transition period will be filed on Form 10-KSB for our fiscal year ending December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Fashion House Holdings, Inc.

(Registrant)

Date	September 27, 2005

		By:	/s/ Ronald E. Wittman

		Name	Ronald E. Wittman

		Title:	Chief Financial Officer